Exhibit 5.1

September 30, 2024

MidWestOne Financial Group, Inc.
102 South Clinton Street
Iowa City, Iowa, 52240

Ladies and Gentlemen:

We have acted as counsel to MidWestOne Financial Group, Inc., an Iowa corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale of up to 4,999,050 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), pursuant to the Underwriting Agreement, dated September 26, 2024, by and between the Company and Keefe, Bruyette & Woods, Inc., A Stifel Company, as underwriter (the “Underwriting Agreement”). The offer and sale of the Shares have been registered under the Securities Act by means of the Company’s registration statement on Form S-3 (File No. 333-281845), which was filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2024 and declared effective on September 11, 2024 (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”).

We have reviewed the Underwriting Agreement; the Registration Statement; the preliminary prospectus, consisting of the prospectus, dated September 11, 2024 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement, dated September 26, 2024, with respect to the offer and sale of the Shares, as filed with the Commission on September 26, 2024; and the final prospectus, consisting of the Base Prospectus, as supplemented by a final prospectus supplement, dated September 26, 2024, with respect to the offer and sale of the Shares, as filed with the Commission on September 27, 2024. We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company pursuant to the terms of the Underwriting Agreement and upon receipt by the Company of full payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the laws of the State of Iowa and the federal laws of the United States. The opinions expressed above are as of the date of this opinion, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective. This opinion is limited to the matters set forth in it, and no opinions are implied or may be inferred beyond those expressly stated above.

MidWestOne Financial Group, Inc.

September 30, 2024

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated the date hereof related to the offering of the Shares, which is incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus supplement constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This onion is rendered for the purposes of Part II, Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP